UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2020

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17095 Via Del Campo San Diego, California	92127
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on which Registered
Common Stock, $0.01 par value	TDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2020, Teradata Corporation (the “Company” or “Teradata”) issued a press release setting forth its first-quarter 2020 operating results as well as current recurring revenue and earnings per share outlook estimates for the second quarter of 2020 (the “Earnings Release”), as set forth below in Item 7.01, and incorporated herein by reference. A copy of the Earnings Release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Stephen McMillan as President and Chief Executive Officer and Director

On May 5, 2020, Teradata’s Board of Directors (the “Board”) elected Stephen McMillan as President and Chief Executive Officer (“CEO”) of the Company, effective as of June 8, 2020 (the “Effective Date”), succeeding Victor L. Lund, who will depart as Interim President and CEO as of the Effective Date.

Mr. McMillan, age 49, has served as the Executive Vice President of Global Services for F5 Networks, Inc., a transnational company that specializes in application services and application delivery networking, since October 2017. Prior to joining F5, from September 2015 until October 2017, he was Senior Vice President, Customer Success and Managed Cloud Services at Oracle Corporation (“Oracle”). From May 2012 to September 2015, he served as Senior Vice President, Managed Cloud Services at Oracle. Prior to joining Oracle, Mr. McMillan spent 19 years at International Business Machines Corporation, where he held a number of leadership roles focused on global managed services, consulting, and information technology.

In connection with his election as President and CEO, on May 5, 2020, Teradata entered into an offer letter with Mr. McMillan (the “Offer Letter”). The Offer Letter provides that Mr. McMillan will receive an initial annual base salary of $800,000, a target annual incentive bonus opportunity of 125% of his base salary under the Company’s management incentive plan (pro-rated for 2020), and will be eligible to participate in the other benefit plans generally made available to the Company’s senior executives, including the Company’s Executive Severance Plan (“ESP”) and change in control plan.

The Offer Letter also provides that Mr. McMillan will be paid a signing bonus of $500,000, which is subject to a repayment obligation of $250,000 of such amount (net of taxes) if Mr. McMillan’s employment is terminated with cause or he resigns for any reason other than good reason during his first year of employment, and $125,000 of such amount (net of taxes) if Mr. McMillan’s employment is terminated with cause or he resigns for any reason other than good reason during his second year of employment. He will receive an allowance of $15,000 per month to cover his commuting costs.

In addition, the Offer Letter provides that, on or about June 9, 2020, and subject to his commencing employment with the Company, he will receive the following equity awards: (i) a new hire grant (the “New Hire Award”) of service-based restricted share units (“RSUs”), intended to offset compensation that Mr. McMillan is forfeiting from his prior employer, with a target value equal to $4,662,327, which shall vest as follows: 45% on December 1, 2020, 42% on the first anniversary of the date of grant, and 13% on the second anniversary of the date of grant, in each case subject to continued employment; (ii) an annual grant of service-based RSUs under Teradata’s 2020 long-term equity program (the “2020 RSU Award”) with a target value of $3,400,000, which shall vest in equal annual installments on the first, second and third anniversaries of the grant date, in each case subject to continued employment; and (iii) an annual grant of performance-based RSUs under Teradata’s 2020 long-term equity program (the “2020 PBRSU Award”) with a target value of $5,100,000, subject to a three-year performance period commencing January 1, 2020 and achievement of the same performance goals applicable to other senior executives of Teradata. The New Hire Award is subject to accelerated vesting in full, and each of the 2020 RSU Award and the 2020 PBRSU Award is subject to pro-rated vesting (subject to a minimum of two years of vesting credit), upon a termination of Mr. McMillan’s employment by Teradata without cause or by McMillan with good reason (with the 2020 PBRSU Award vesting based on actual performance results for the entire performance period).

With respect to Mr. McMillan’s participation in the ESP, the Offer Letter provides that Mr. McMillan will participate as a Level I participant under the terms and conditions of the ESP, amended as follows: (i) he is entitled to receive severance under the ESP in the event he resigns for good reason at any time (and not just in connection with a change in control) upon giving the Company notice and an opportunity to cure, and (ii) upon a qualified termination under the ESP, he is entitled to enhanced vesting of any outstanding but unvested service-based or performance-based restricted share units (other than the New Hire Award, the 2020 RSU Award and the 2020 PBRSU Award), such that he will be treated as receiving an additional year of vesting for both types of awards (with payout of any performance awards subject to actual performance results during the applicable performance period).

Mr. McMillan will become subject to the Company’s stock ownership guidelines applicable to the chief executive officer position. He will also be entitled to standard indemnification and insurance coverage available to the Company’s other executive officers.

On May 5, 2020, the Board also elected Mr. McMillan as a director, effective as of the Effective Date. Mr. McMillan was elected to Class III, with a term expiring at the Annual Meeting of Stockholders in 2022, or until such time as his successor is duly elected and qualified or as is otherwise provided in Teradata’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Mr. McMillan was elected to serve as a member of the Executive Committee of the Board, effective as of the Effective Date. Mr. McMillan will not receive any additional compensation for his service as a director.

There are no arrangements or understandings between Mr. McMillan and any other person pursuant to which he was elected as President and CEO or director, and there are no family relationships between Mr. McMillan and any of the Company’s other directors or executive officers. There are no transactions in which Mr. McMillan has a direct or indirect interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Departure of Victor Lund as Interim President and Chief Executive Officer and Director

In connection with Mr. McMillan’s election as President and CEO, upon the Board’s request, Mr. Lund resigned as a director and as an employee of Teradata, effective as of the Effective Date. In connection with Mr. Lund’s departure, under the terms of Mr. Lund’s outstanding equity awards, his unvested performance-based and service-based RSUs outstanding as of the Effective Date shall vest in full (with payout of any performance awards subject to actual performance results during the applicable performance period).

As of the Effective Date, Mr. Lund will provide CEO transition services as an advisor to Mr. McMillan for the remainder of 2020 and shall receive a consulting fee equal to the continuation of his current base salary of $83,333.33 per month, pursuant to a consulting agreement entered into between the Company and Mr. Lund (the “Consulting Agreement”). The Consulting Agreement enables Mr. Lund, who possesses deep knowledge of the Company and its strategy as well as experience as a chief executive officer of international public companies, to be available to Mr. McMillan for consultation through completion of the current fiscal year.

The foregoing is only a brief description of the above-specified compensatory arrangements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter, award agreements, ESP participation agreement, and Consulting Agreement that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 7.01	Regulation FD Disclosure.

The information set forth above under Item 2.02 “Results of Operations and Financial Condition” is furnished pursuant to this Item 7.01 and Exhibit 99.1 is hereby incorporated by reference into this Item 7.01.

On May 7, 2020, Teradata issued a press release (the “Management Change Press Release”) with respect to the matters described under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” a copy of which is furnished pursuant to this Item 7.01, and is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 7, 2020, issued by the Company (Earnings Release).

99.2	Press Release dated May 7, 2020, issued by the Company (Management Change Press Release).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Mark Culhane
Mark Culhane
Chief Financial Officer

Dated: May 7, 2020